Exhibit 99.1

Contact: Mike Drickamer

Vice President, Investor Relations

Patterson-UTI Energy, Inc.

(281) 765-7170

Patterson-UTI Energy Reports Financial Results for Three and Twelve Months Ended December 31, 2016

HOUSTON, Texas – February 9, 2017 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today reported financial results for the three and twelve months ended December 31, 2016.  The Company reported a net loss of $78.1 million, or $0.53 per share, for the fourth quarter of 2016, compared to a net loss of $58.7 million, or $0.40 per share, for the quarter ended December 31, 2015.  Revenues for the fourth quarter of 2016 were $247 million, compared to $339 million for the fourth quarter of 2015.

For the twelve months ended December 31, 2016, the Company reported a net loss of $319 million, or $2.18 per share, compared to a net loss of $294 million, or $2.00 per share, for the twelve months ended December 31, 2015.  Revenues for the twelve months ended December 31, 2016, were $916 million, compared to $1.9 billion for the same period in 2015.

Andy Hendricks, Patterson-UTI’s Chief Executive Officer, stated, “Our rig count in the United States continues to improve.  For the fourth quarter, our average rig count in the United States increased to 66 rigs, up from 60 rigs during the third quarter.  Our average rig count in Canada was two rigs during the fourth quarter, unchanged from the prior quarter.  For the month of January, our average rig count was 76 rigs in the United States and two rigs in Canada.”

Mr. Hendricks added, “Total average rig revenue per day for the fourth quarter was $21,640 compared to $21,870 during the third quarter.  As a result of a significant reduction in the proportion of rigs on standby, total average rig operating costs per day during the fourth quarter increased to $13,770 compared to $13,180 during the third quarter.  Without the decrease in the proportion of rigs on standby, total average rig operating cost per day would have decreased as a result of fixed costs being spread over more operating days.  As a result of these changes, total average rig margin per day decreased to $7,870 during the fourth quarter, from $8,690 during the third quarter.

“In response to strong customer demand for super-spec rigs and favorable economics we have signed contracts that provide for the completion of two new APEX® rigs, including one APEX-XK 1500® and one with our new APEX-XC™ rig design.  The new, proprietary APEX-XC™ is the next step in the evolution of our original APEX Walking® rig, and is complementary to our fast-moving APEX-XK 1500®.  The APEX-XC™ offers a pad-optimal design with greater clearance for walking over and around wellheads on a pad, larger drill pipe racking capacity for longer laterals, and includes a higher-torque top drive from our recently acquired technology company, Warrior.  A substantial amount of the spend related to the components for these rigs was committed prior to the downturn in 2014.

“As of December 31, 2016, we had term contracts for drilling rigs providing for approximately $417 million of future dayrate drilling revenue.  Based on contracts currently in place, we expect an average of 44 rigs operating under term contracts during the first quarter, and an average of 37 rigs operating under term contracts during 2017.

“In pressure pumping, revenues increased 35% sequentially to $106 million in the fourth quarter from $78.2 million due primarily to higher activity levels.  Despite reactivation costs, pressure pumping gross margin as a percentage of revenues rebounded to 5.3% during the fourth quarter from 1.2% during the third quarter.  During the fourth quarter, we began the process of hiring crews and preparing two frac spreads that have now returned to work.  These two spreads were reactivated at a cost of approximately $2 million per spread, including both operating and capital expenditures, of which a total of approximately $1.7 million was included in operating expenses during the fourth quarter,” he concluded.

Mark S. Siegel, Chairman of Patterson-UTI, stated, “The pace of the recovery in our industry accelerated in the fourth quarter with increasing drilling and pressure pumping activity.  With the industry land rig count approximately doubling from the trough, we are encouraged by the recent uptick in activity and pricing and believe 2017 will be an exciting year for Patterson-UTI.

“During 2017, we will introduce our new APEX-XC™ rig design to the market.  This enhanced design is based on our experience as a leading high-spec drilling company and incorporates many of the features sought by a broad customer base of E&P companies, which are constantly seeking greater efficiency.

“Additionally, we continue to make progress towards closing our pending merger with Seventy Seven Energy, which we expect to be completed late in the first quarter or early in the second quarter of 2017.  This merger further solidifies our position as a leading high-spec drilling company and will make us one of the largest pressure pumping companies in the industry.

“In January, we received early termination of the Hart-Scott-Rodino waiting period as well as filed our initial Form S-4 registration statement with the U.S. Securities and Exchange Commission.  Recently, we completed an equity offering of 18.17 million shares of Patterson-UTI stock, including exercise of the underwriters’ overallotment option.  We intend to use the net proceeds from this offering of approximately $470 million to fund the repayment of Seventy Seven’s outstanding net indebtedness upon closing of the pending merger,” he concluded.

The Company declared a quarterly dividend on its common stock of $0.02 per share, to be paid on March 22, 2017, to holders of record as of March 8, 2017.

The financial results for the twelve months ended December 31, 2015, include pretax charges totaling $301 million, of which $288 million was non-cash and related to the impairment of all goodwill associated with the Company's pressure pumping business, the write-down of equipment, and the impairment of certain oil and natural gas properties.

All references to "per share" in this press release are diluted earnings per common share as defined within Accounting Standards Codification Topic 260.

The Company's quarterly conference call to discuss the operating results for the quarter ended December 31, 2016, is scheduled for today, February 9, 2017, at 9:00 a.m. Central Time. The dial-in information for participants is 844-498-0567 (Domestic) and 443-961-0820 (International).  The passcode for both numbers is 20803660.  The call is also being webcast and can be accessed through the Investor Relations section at www.patenergy.com.  A replay of the conference call will be on the Company’s website for two weeks.

About Patterson-UTI

Patterson-UTI is an oilfield services company that primarily owns and operates in the United States one of the largest fleets of land-based drilling rigs and a large fleet of pressure pumping equipment.  Our contract drilling business operates in the continental United States and western Canada, and our pressure pumping business operates primarily in Texas and the Appalachian region.  We also provide drilling rig pipe handling technology to drilling contractors in North America and other select markets.  In addition, we own and invest as a non-operating working interest owner in oil and natural gas assets that are primarily located in Texas and New Mexico.

Location information about the Company’s drilling rigs and their individual inventories is available through the Company’s website at www.patenergy.com.

Important Information for Investors and Stockholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed acquisition by Patterson-UTI Energy, Inc. (“Patterson-UTI”) of Seventy Seven Energy Inc. (“Seventy Seven Energy”) in an all-stock transaction (the “proposed transaction”) will be submitted to the stockholders of each of Patterson-UTI and Seventy Seven Energy for their consideration. Patterson-UTI has filed a Registration Statement on Form S-4 that includes a prospectus and proxy statement jointly prepared by Patterson-UTI and Seventy Seven Energy.  Seventy Seven Energy and Patterson-UTI may also file other documents with the Securities and Exchange Commission (the “SEC”) regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF Patterson-UTI ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about Seventy Seven Energy and Patterson-UTI once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Patterson-UTI will be available free of charge on Patterson-UTI’s website at www.patenergy.com under the tab “Investors” and then through the link titled “SEC Filings” or by contacting Patterson-UTI’s Investor Relations Department by email at investrelations@patenergy.com, or by phone at (281) 765-7100.  Copies of the documents filed with the SEC by Seventy Seven Energy will be available free of charge on Seventy Seven Energy’s website at www.77nrg.com under the tab “Investors” and then through the link titled “SEC Filings” or by contacting Seventy Seven Energy’s Investor Relations Department by email at IR@77nrg.com or by phone at (405) 608-7730.

Participants in the Solicitation

Patterson-UTI, Seventy Seven Energy and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Patterson-UTI in connection with the proposed transaction. Information about the directors and executive officers of Patterson-UTI is set forth in the Proxy Statement on Schedule 14A for Patterson-UTI’s 2016 annual meeting of shareholders, which was filed with the SEC on April 15, 2016. Information about the directors and executive officers of Seventy Seven Energy is set forth in the 2015 Annual Report on Form 10-K/A for Seventy Seven Energy, which was filed with the SEC on April 29, 2016.  These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI’s current beliefs, expectations or intentions regarding future events.  Words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” and similar expressions are intended to identify such forward-looking statements.  The statements in this press release that are not historical statements, including statements regarding Patterson-UTI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Patterson-UTI’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of land drilling rigs and pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; governmental regulation; product liability; legal proceedings; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI’s SEC filings.  Patterson-UTI’s filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI’s web site at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.

PATTERSON-UTI ENERGY, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
REVENUES	$246,887	$338,566	$915,866	$1,891,277
COSTS AND EXPENSES
Direct operating costs	189,392	226,819	648,776	1,232,369
Depreciation, depletion, amortization and impairment	157,225	175,302	668,434	864,759
Impairment of goodwill	—	—	—	124,561
Selling, general and administrative	17,534	16,578	69,205	74,913
Other operating (income) expense, net	(4,038)	(3,337)	(14,323)	1,647

Total costs and expenses	360,113	415,362	1,372,092	2,298,249

OPERATING LOSS	(113,226)	(76,796)	(456,226)	(406,972)

OTHER INCOME (EXPENSE)
Interest income	54	40	327	964
Interest expense	(8,644)	(9,431)	(40,366)	(36,475)
Other	17	18	69	34

Total other expense	(8,573)	(9,373)	(39,970)	(35,477)

LOSS BEFORE INCOME TAXES	(121,799)	(86,169)	(496,196)	(442,449)
INCOME TAX BENEFIT	(43,677)	(27,511)	(177,562)	(147,963)

NET LOSS	$(78,122)	$(58,658)	$(318,634)	$(294,486)

NET LOSS PER COMMON SHARE
Basic	$(0.53)	$(0.40)	$(2.18)	$(2.00)
Diluted	$(0.53)	$(0.40)	$(2.18)	$(2.00)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	146,664	145,709	146,178	145,416
Diluted	146,664	145,709	146,178	145,416
CASH DIVIDENDS PER COMMON SHARE	$0.02	$0.10	$0.16	$0.40

PATTERSON-UTI ENERGY, INC.
Additional Financial and Operating Data
(unaudited, dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Contract Drilling:
Revenues	$136,085	$202,276	$543,663	$1,153,892
Direct operating costs	$86,586	$105,472	$305,804	$608,848
Margin (1)	$49,499	$96,804	$237,859	$545,044
Selling, general and administrative	$1,205	$1,123	$5,743	$5,580
Depreciation, amortization and impairment	$110,821	$121,219	$467,974	$618,434
Operating loss	$(62,527)	$(25,538)	$(235,858)	$(78,970)

Operating days – United States	6,113	8,092	22,975	43,685
Operating days – Canada	175	252	621	1,457
Operating days – Total	6,288	8,344	23,596	45,142

Average revenue per operating day – United States	$21.66	$24.14	$22.98	$25.55
Average direct operating costs per operating day – United States	$13.75	$12.42	$12.78	$13.27
Average margin per operating day – United States (1)	$7.91	$11.72	$10.21	$12.28
Average rigs operating – United States	66	88	63	120

Average revenue per operating day – Canada	$21.11	$27.45	$25.15	$25.75
Average direct operating costs per operating day – Canada	$14.49	$19.75	$19.70	$19.98
Average margin per operating day – Canada (1)	$6.63	$7.70	$5.45	$5.77
Average rigs operating – Canada	2	3	2	4

Average revenue per operating day – Total	$21.64	$24.24	$23.04	$25.56
Average direct operating costs per operating day – Total	$13.77	$12.64	$12.96	$13.49
Average margin per operating day – Total (1)	$7.87	$11.60	$10.08	$12.07
Average rigs operating – Total	68	91	64	124

Capital expenditures	$26,507	$104,178	$72,508	$527,054

Pressure Pumping:
Revenues	$105,642	$131,702	$354,070	$712,454
Direct operating costs	$100,008	$117,943	$334,588	$612,021
Margin (2)	$5,634	$13,759	$19,482	$100,433
Selling, general and administrative	$2,394	$2,855	$11,238	$16,318
Depreciation, amortization and impairment	$43,315	$48,678	$184,872	$214,552
Impairment of goodwill	$—	$—	$—	$124,561
Operating loss	$(40,075)	$(37,774)	$(176,628)	$(254,998)

Fracturing jobs	111	109	352	610
Other jobs	243	410	799	2,080
Total jobs	354	519	1,151	2,690

Average revenue per fracturing job	$932.07	$1,162.70	$982.56	$1,117.95
Average revenue per other job	$8.98	$12.12	$10.28	$14.66
Average revenue per total job	$298.42	$253.76	$307.62	$264.85
Average costs per total job	$282.51	$227.25	$290.69	$227.52
Average margin per total job (2)	$15.92	$26.51	$16.93	$37.34
Margin as a percentage of revenues (2)	5.3%	10.4%	5.5%	14.1%

Capital expenditures	$11,922	$28,349	$39,584	$197,577

Other Operations:
Revenues	$5,160	$4,588	$18,133	$24,931
Direct operating costs	$2,798	$3,404	$8,384	$11,500
Margin (3)	$2,362	$1,184	$9,749	$13,431
Selling, general and administrative	$1,769	$341	$3,026	$1,399
Depreciation, depletion and impairment	$1,721	$4,037	$10,114	$26,301
Operating income (loss)	$(1,128)	$(3,194)	$(3,391)	$(14,269)

Capital expenditures	$495	$2,531	$6,116	$16,625

Corporate:
Selling, general and administrative	$12,166	$12,259	$49,198	$51,616
Depreciation	$1,368	$1,368	$5,474	$5,472
Other operating (income) expense, net	$(4,038)	$(3,337)	$(14,323)	$1,647

Capital expenditures	$364	$498	$1,591	$2,520
Total capital expenditures	$39,288	$135,556	$119,799	$743,776

(1)

For Contract Drilling, margin is defined as revenues less direct operating costs and excludes depreciation, amortization and impairment and selling, general and administrative expenses. Average margin per operating day is defined as margin divided by operating days.

(2)

For Pressure Pumping, margin is defined as revenues less direct operating costs and excludes depreciation, amortization and impairment and selling, general and administrative expenses. Total average margin per job is defined as margin divided by total jobs. Margin as a percentage of revenues is defined as margin divided by revenues.

(3)	For Other Operations, margin is defined as revenues less direct operating costs and excludes depreciation, depletion and impairment and selling, general and administrative expenses.

	December 31,	December 31,
Selected Balance Sheet Data (unaudited, dollars in thousands):	2016	2015
Cash and cash equivalents	$35,152	$113,346
Current assets	$283,321	$486,536
Current liabilities	$264,815	$307,649
Working capital	$18,506	$178,887
Current portion of long-term debt	$—	$63,267
Borrowings under revolving credit facility	$—	$—
Other long-term debt	$598,437	$787,900

PATTERSON-UTI ENERGY, INC.

Non-U.S. GAAP Financial Measures

(unaudited, dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)(1):
Net loss	$(78,122)	$(58,658)	$(318,634)	$(294,486)
Income tax benefit	(43,677)	(27,511)	(177,562)	(147,963)
Net interest expense	8,590	9,391	40,039	35,511
Depreciation, depletion, amortization and impairment	157,225	175,302	668,434	864,759
Impairment of goodwill	—	—	—	124,561

Adjusted EBITDA	$44,016	$98,524	$212,277	$582,382

Total revenue	$246,887	$338,566	$915,866	$1,891,277
Adjusted EBITDA margin	17.8%	29.1%	23.2%	30.8%

Adjusted EBITDA by operating segment:
Contract drilling	$48,294	$95,681	$232,116	$539,464
Pressure pumping	3,240	10,904	8,244	84,115
Other	593	843	6,723	12,032
Corporate	(8,111)	(8,904)	(34,806)	(53,229)

Consolidated Adjusted EBITDA	$44,016	$98,524	$212,277	$582,382

(1)

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is not defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”). We present Adjusted EBITDA as net income (loss) plus net interest expense, income tax expense (benefit) and depreciation, depletion, amortization and impairment expense (including impairment of goodwill).  We present Adjusted EBITDA (a non-U.S. GAAP measure) because we believe it provides to both management and investors additional information with respect to both the performance of our fundamental business activities and our ability to meet our capital expenditures and working capital requirements. Adjusted EBITDA should not be construed as an alternative to the U.S. GAAP measure of net income (loss).

PATTERSON-UTI ENERGY, INC.

Impact of Early Termination Revenues

(unaudited, dollars in thousands)

	2016
	Fourth	Third
	Quarter	Quarter
Contract drilling revenues	$136,085	$123,684
Operating days - Total	6,288	5,655
Average revenue per operating day - Total	$21.64	$21.87
Early termination revenues - Total	$1,219	$1,139
Early termination revenues per operating day - Total	$0.19	$0.20
Average revenue per operating day excluding early termination revenues - Total	$21.45	$21.67
Direct operating costs - Total	$86,586	$74,517
Average direct operating costs per operating day - Total	$13.77	$13.18
Average margin per operating day excluding early termination revenues - Total	$7.68	$8.49

PATTERSON-UTI ENERGY, INC.

Pressure Pumping Margin and Adjusted EBITDA

(unaudited, dollars in thousands)

	2016
	Fourth	Third
	Quarter	Quarter

Pressure pumping revenues	$105,642	$78,165
Direct operating costs	100,008	77,221
Margin	5,634	944
Selling, general and administrative	2,394	2,926
Adjusted EBITDA	$3,240	$(1,982)

Margin as a percentage of revenues	5.3%	1.2%